SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2004
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

Item 5.  Other Events

On February 17, 2004 Raymond James Financial, Inc. issued a press release announcing that at the request of the New York Stock Exchange, Raymond James Financial is changing the record date for the cash dividend from March 29 to April 1. A copy of such press release is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    February 17, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Feb. 18, 2004 CORRECTION

Release No. 1103-10 FOR IMMEDIATE RELEASE

(Important note to editor: At the request of the New York Stock Exchange, Raymond James Financial is changing the record date for the cash dividend from March 29 to April 1. This change is reflected in the following amended release.)

RAYMOND JAMES FINANCIAL

ANNOUNCES STOCK SPLIT,

CASH DIVIDEND INCREASE

ST. PETERSBURG, Fla. - The board of directors of Raymond James Financial, Inc. has authorized a three-for-two stock split payable March 24, 2004, to shareholders of record March 4, 2004.

This is first time Raymond James Financial has offered a stock split since April 1998, and the sixth time the stock has split three-for-two shares in the 20 years that the investment and financial services firm has been a publicly held company.

The post-split cash dividend will also be increased 17%, from $.06 per share to $.07 per share. The dividend will be payable April 14, 2004, to shareholders of record April 1, 2004.

Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 5,000 financial advisors in 2,100 locations throughout the United States and internationally. In addition, its asset management subsidiaries currently manage over $20 billion.

For further information, please contact
Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.RaymondJames.com/media.